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                                                                     Exhibit (j)






                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the use of our report dated January 28, 2000 on the financial statements and financial highlights of SM&R Equity Income Fund, Inc. Such financial statements and financial highlights appear in the 1999 Annual Report to Shareholders which appears in the Statement of Additional Information filed in the Post-Effective Amendment to the Registration Statement on Form N-1A of SM&R Equity Income Fund, Inc. We also consent to the references to our Firm in the Registration Statement and Prospectus.


                                                           TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 27, 2000